Exhibit 8

List of Subsidiaries

	Jurisdiction of	Commonly referred to
Subsidiary	Organization	as
1. Alumina do Norte do Brasil S.A. — Alunorte	Brazil	Alunorte

2. Alumínio Brasileio S. A . — Albras	Brazil	Albras

3. CADAM S.A.	Brazil	CADAM

4. Caemi Mineração e Metalurgia S.A.	Brazil	Caemi

5. Companhia Portuária Baia de Sepetiba	Brazil	CPBS

6. CVRD Overseas Ltd.	Cayman Island	CVRD Over

7. Ferrovia Centro-Atlântica S.A.	Brazil	FCA

8. Itabira Rio Doce Company Ltd. — ITACO	Bahamas	Itaco

9. Minerações Brasileiras Reunidas S.A. — MBR	Brazil	MBR

10. Navegação Vale do Rio Doce S.A. - DOCENAVE	Brazil	DOCENAVE

11. Pará Pigmentos S.A.	Brazil	PPSA

12. Rio Doce América Inc.	EUA	RDA

13. Rio Doce International Finance Ltd. - RDIF	Cayman Island	RDIF

14. Rio Doce Limited	EUA	RDL

15. Rio Doce Manganês S.A.	Brazil	RDM

16. Rio Doce Manganèse Europe — RDME	France	RDME

17. Rio Doce Manganese Norway AS — RDMN	Norway	RDMN

18. Salobo Metais S.A.	Brazil	Salobo

19. TVV — Terminal de Vila Velha S.A.	Brazil	TVV

20. Urucum Mineração S.A.	Brazil	Urucum

21. Vale Overseas Limited	Cayman Island	Vale Overseas

22. DCNDB Overseas S.A.	Brazil	DCNDB